Exhibit 99.1

ContextLogic Advances US Salt Acquisition with Launch of Fully Backstopped $115 Million Rights Offering Priced at $8.00 per share

Allows Investors to Participate Alongside Institutional Investor Partners and Keeps ContextLogic on Track for First Quarter 2026 Closing of US Salt Acquisition

OAKLAND, Calif., January 22, 2026 (GLOBE NEWSWIRE) -- ContextLogic Holdings Inc. (OTCQB: LOGC) (“ContextLogic,” the “Company,” “we” or “our”) today announced the launch of a fully backstopped $115 million rights offering to holders of its common stock, par value $0.0001 per share (“ContextLogic common stock”) at $8.00 per share (the “Rights Offering”) with the proceeds used to fund and complete its previously announced $907.5 million acquisition (the “Transaction”) of US Salt Parent Holdings, LLC and its subsidiaries (collectively, “US Salt”), marking a transformational step in the Company’s evolution into a diversified business ownership platform.

The Company is offering a maximum of 14,375,000 new shares, representing approximately 20.9% of its share capital following consummation of the Transaction and assuming the Rights Offering is fully subscribed. If fully subscribed, ContextLogic Holdings Inc. will own 67.8% of the units of ContextLogic Holdings, LLC, the ultimate parent of US Salt.

The Rights Offering is being made only by means of a prospectus a copy of which has been filed with the Securities Exchange Commission (“SEC”) and is available on their website, www.sec.gov, and on the Company’s website, ir.contextlogic.com or by contacting the Information Agent, D.F. King, at (888) 542-7446 or Logc@dfking.com.

Rights Offering Details
Beginning on January 22, 2026 (the “Effective Date”), each share of ContextLogic common stock includes one (1) subscription right (the “Right” or “Rights”) until 5:00 p.m. on February 20, 2026 (the “Expiration Time”). Each Right provides the holder thereof to purchase 0.53486 shares of ContextLogic common stock at a purchase price of $8.00 per full share of ContextLogic common stock. The Rights will remain attached to and trade along with the associated share of ContextLogic common stock. From the Effective Date until the Expiration Time, (the “Subscription Period”), the Company’s ticker symbol will be modified to LOGC.d to indicate that Rights are attached. Rights are not separately transferable or tradable from the underlying ContextLogic common stock until the consummation or termination of the Rights Offering.

Ticker Symbol	LOGC.d
Exercise Price:	$8.00 per share
Subscription Ratio:
Each Right entitles you to purchase 0.53486 shares of ContextLogic common stock at an exercise price of $8.00 per share. This means you need a minimum of 1.86964 rights to purchase one (1) full share of ContextLogic common stock

Effective Date (Earliest date to exercise rights):	January 22, 2026
Expiration Time:	February 20, 2026 at 5:00 PM ET Period between Effective Date and Expiration Time is the “Subscription Period”
Rights Tradability:	Rights trade WITH ContextLogic common stock; NOT separately transferable or tradable
Estimated Transaction Close:	February 26, 2026

Important Terms and Conditions

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Rights attach to shares of ContextLogic common stock and are not separately transferable or tradable: For the duration of the Subscription Period, the ContextLogic common stock and associated Right will trade together under the ticker symbol LOGC.d. If you sell your ContextLogic common stock in the open market during the Subscription Period, the Rights transfer along with the ContextLogic common stock to the buyer and vice versa. Both the ContextLogic common stock and associated Rights are only transferable prior to the exercise of the associated Rights.

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Exercise is irrevocable: Once you exercise your Rights, you cannot cancel or revoke your exercise. If we amend this Rights Offering to allow for an extension of this Rights Offering for a period of more than 30 days or make a fundamental change to terms set forth in the Prospectus, holders may cancel their subscription and receive a refund on any money previously advanced. Holders should not exercise their Rights unless they are certain that they wish to purchase additional shares of ContextLogic common stock at an exercise price of $8.00 per full share.

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Shareholders can continue to acquire ContextLogic common stock during Subscription Period: During the Subscription Period, you may continue to purchase additional shares of ContextLogic common stock in the open market, those shares will continue to have Rights attached to them and you may exercise the Rights attached to those shares. However, once you exercise any Rights, those specific shares of ContextLogic common stock (along with their associated Rights) will be held in a suspense account at The Depository Trust & Clearing Corporation (“DTC”) and are non-transferable and non-tradeable until the Rights Offering closes.

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Non-transferability of ContextLogic common stock upon exercise: In order to exercise your Rights, you must submit the associated shares of ContextLogic common stock which will be held in a DTC suspense account and will be non-transferable and non-tradeable until the consummation or termination of the Rights Offering. For example, if you hold 100 shares of ContextLogic common stock (with 100 Rights attached) and exercise 50 of such shares of ContextLogic common stock (with their 50 Rights), those 50 shares of ContextLogic common stock (with their 50 Rights) will not be able to be traded or transferred until the Rights Offering is completed or terminated. Your remaining 50 unexercised shares of ContextLogic common stock (with their 50 Rights) can continue to be traded normally.

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4.9% ownership threshold for NOL protection: To preserve the Company’s approximately $2.9 billion in net operating loss carryforwards (“NOLs”), no stockholder may exercise Rights to the extent its holdings will equal or exceed 4.9% of ContextLogic common stock after completion of the Rights Offering without prior Board approval. The Company reserves the right to reduce or reject any subscription that would result in a stockholder owning 4.9% or more of outstanding ContextLogic common stock. By exercising Rights, you represent that you do not and will not own 4.9% or more of ContextLogic common stock. If your exercise would result in 4.9%+ ownership, you must contact the Information Agent immediately at the email below.

•	No fractional shares: Fractional shares will be rounded down to the nearest whole share, with the subscription price (the money tendered upon exercise of the Rights) adjusted accordingly.

•	No minimum purchase: You may exercise any number of your Rights or none at all. There is no minimum subscription requirement.

•	Unexercised rights expire: Rights not exercised by the Expiration Time (as may be extended by the Company at its option) will expire and have no value.

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US Salt Acquisition: The Rights Offering is expected to close immediately prior to the closing of the Transaction and is contingent upon the satisfaction of the closing conditions of the US Salt Acquisition as described in the Purchase Agreement dated December 8, 2025 (the “Purchase Agreement”). We reserve the right to cancel this Rights Offering at any time. If this Rights Offering is cancelled or if the Transaction is not consummated, any money tendered for the exercise of Rights will be promptly returned by mail to exercising holders, without interest or deduction.

Full Backstop Commitment:

The Rights Offering is fully backstopped by Abrams Capital and BC Partners Credit, pursuant to the previously disclosed backstop agreements at an effective purchase price of $8.00 per share.

Information and Questions:

For any questions or further information about the Rights Offering, please contact D.F. King, which will be acting as the information agent for the Rights Offering, at (888) 542-7446 or Logc@dfking.com.

Neither the Company nor its Board of Directors has, or will, make any recommendation to stockholders regarding the exercise of rights in the Rights Offering. Stockholders should make an independent investment decision about whether to exercise their rights based on their own assessment of the Company’s business and the Rights Offering.

Important Disclaimers:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Rights Offering is being made only by means of the prospectus and related documents that have been filed with the SEC, copies of which are available on the SEC’s website at www.sec.gov and on the Company’s website ir.contextlogic.com.

About ContextLogic Holdings Inc.

ContextLogic is a publicly-traded business ownership platform established to own a collection of niche, competitively advantaged, long-duration businesses. Each business operates with meaningful autonomy under world-class management teams whose incentives are tightly aligned with those of its shareholders, supported by a governance structure that creates direct accountability between operators and owners. For more information about ContextLogic, please visit ir.contextlogic.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding ContextLogic’s CFO transition and integration of the new CFO, executive management transitions and integrations, ContextLogic’s financial outlook, information concerning the acquisition of US Salt, information concerning the Rights Offering and potential growth strategies and opportunities. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends,” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, statements regarding the Rights Offering, statements regarding the acquisition of US Salt, the ability of the parties to consummate the acquisition of US Salt in a timely manner or at all, the satisfaction or waiver of the conditions to closing the acquisition of US Salt, the occurrence of any event, change or other circumstance or condition that could give rise to termination of the purchase agreement for the acquisition of US Salt, the strategic alternatives considered by the Company’s Board of Directors, including the decisions taken thereto; future financial performance; future liquidity and operating expenditures; financial condition and results of operations; competitive changes in the marketplace and other characterizations of future events or circumstances. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the SEC including the Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 to the Annual Report on Form 10K/A, the Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this news release speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and except as otherwise required by federal securities law, does not currently intend to, update any such forward-looking statements after the date of this release.

Investor Relations:
Lucy Simon, CLHI
ir@contextlogic.com